UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 22, 2016

THE BANK OF NEW YORK

MELLON CORPORATION

(Exact Name of Registrant as specified in its Charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street New York, New York	10286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On February 23, 2016, Curtis Y. Arledge, Vice Chairman and CEO of Investment Management announced he will be leaving The Bank of New York Mellon Corporation (the “Company”) to pursue other opportunities outside the Company. Mr. Arledge will receive severance benefits consistent with his participation in The Bank of New York Mellon Corporation Executive Severance Plan (the “Executive Severance Plan”).

Additionally, in connection with the establishment of its executive compensation program for the 2016 performance year, on February 19, 2016, the Company amended the Executive Severance Plan to reaffirm that long-term incentive compensation is not included in severance calculations (other than time-vested equity compensation, which has historically been awarded as part of the annual incentive).    The Executive Severance Plan is discussed in more detail in the Company’s Definitive Proxy Statement dated March 13, 2015.

A copy of the Company’s press release relating to Mitchell Harris succeeding Mr. Arledge as CEO of the Company’s Investment Management business is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BANK OF NEW YORK MELLON CORPORATION (Registrant)

Date: February 23, 2016	By:	/s/ Craig T. Beazer
	Name: Title:	Craig T. Beazer Secretary

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

99.1	Press Release dated February 23, 2016.	Filed herewith